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                                                                    EXHIBIT j(3)


                               CONSENT OF COUNSEL

                          AIM INTERNATIONAL FUNDS, INC.

         We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel to the Company" in the Statements of Additional Information for both (1) the retail classes of AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund and AIM International Equity Fund, and (2) the Institutional Class of the AIM International Equity Fund, which are included in Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-44611), and Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-6463), on Form N-1A of AIM International Funds, Inc.



                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 13, 2002